Exhibit 99.1

Rivian Releases Third Quarter 2024 Financial Results

•Reaffirmed 2024 delivery outlook of 50,500 to 52,000 vehicles
•Secured R2 battery cell supply with multi-year LG Energy Solution contract
•Company on track for positive gross profit for fourth quarter 2024
•Launched R1 Tri-Motor configuration

Irvine, California, November 7, 2024: Rivian Automotive, Inc. (NASDAQ: RIVN) today announced its third quarter 2024 financial results. In the third quarter the company produced 13,157 vehicles at its manufacturing facility in Normal, Illinois and delivered 10,018 vehicles during the same period.

The company remains on track for positive gross profit for the fourth quarter of 2024. This is expected to be driven primarily by improvements in revenue per unit, variable cost per unit, and fixed and semi-fixed costs per unit. The increase in revenue per unit is primarily due to an increase in the sale of regulatory credits and increased R1 average selling prices from an improvement in mix towards more premium variants. The variable and fixed / semi-fixed cost improvements are driven primarily by improvements in material cost and operational efficiencies in the production of R1 second generation vehicles.

Rivian has continued to make rapid progress in the design, development, sourcing, and manufacturing facility expansion in Normal, which are critical steps toward achieving our target of launching R2 in the first half of 2026. R2 has been designed to maximize cost efficiency and manufacturability while still delivering on the performance and utility consumers expect from a Rivian. Eighty five percent of the bill of materials has been sourced within Rivian's cost targets.

RJ Scaringe, Rivian Founder and CEO, said:
“This quarter we have made progress against our key objectives and have seen meaningful progress on our Gen 2 R1 cost structure due to the new technologies incorporated into the vehicle and manufacturing process. We are excited about the future and our midsize SUV, R2, which we believe will be a fundamental driver of Rivian’s growth. We’re also looking forward to closing our proposed joint venture with Volkswagen Group which is expected in the fourth quarter.”

Today Rivian is announcing a strategic supply agreement with LG Energy Solution (LGES) to power its next-generation midsize electric vehicle platform, underpinning the company’s R2 midsize SUV. Under the terms of the agreement, LGES will supply 4695 cylindrical battery cells to Rivian for its midsize platform. Within the first year of production, the batteries are expected to be manufactured at LGES' Queen Creek, Arizona plant, aligning with Rivian's focus on U.S. domestic manufacturing and IRA compliance.

This quarter Rivian introduced its second generation Tri-Motor R1 configuration, combining performance levels that surpass the company’s original Quad-Motor offerings. Tri-Motor packs two in-house Ascent motors in the rear and one Enduro motor in front for a blend of

Exhibit 99.1
exceptional power and range. With 850 horsepower and 1,103 Ib-ft of torque, it reaches 0-60 mph in 2.9 seconds.

In August the company introduced Connect+, a streaming and connectivity service for Rivian owners. Connect+ is a paid subscription that offers seamless access to enhanced connectivity features and a host of new apps in Rivian’s consumer vehicles. Because of Rivian’s fully integrated software platform, Connect+ shows streaming services natively within the vehicle’s display, making for a simple, convenient and immersive infotainment experience. Following the launch of Connect+, Rivian provided customers a 60 day free trial period and has seen the majority of customers subscribe to Connect+ following the free trial period.

As previously disclosed on October 4, the company is experiencing a production disruption due to a shortage of a shared component within its Enduro motor system on the R1 and RCV platforms. As a result of this disruption Rivian revised its latest full year 2024 production guidance to between 47,000 to 49,000 vehicles, and is also revising its annual adjusted EBITDA guidance to between a $(2.825) billion loss to a $(2.875) billion loss. Rivian is reaffirming its delivery outlook of between 50,500 to 52,000 vehicles and $1,200 million in capital expenditures.

Rivian believes the formation of the joint venture is a landmark development for the industry. The joint venture will benefit from Rivian's differentiated and well-proven zonal network architecture and full-stack software technologies, enhanced software and electrical architecture innovation. The joint venture validates Rivian’s technology leadership and creates new growth opportunities for Rivian to be a technology partner to other manufacturers.

Financial Highlights:

Revenues:
Total revenues for the third quarter of 2024 were $874 million, primarily driven by the delivery of 10,018 vehicles. Total revenues from the sale of regulatory credits were $8 million for the quarter.

Gross Profit:
Rivian generated negative gross profit of $(392) million for the third quarter of 2024 as compared to $(477) million for the third quarter of 2023.

Cost of revenues for the third quarter of 2024 included $37 million of costs the company does not anticipate being part of its long-term cost structure which was made up of cost of revenue efficiency initiatives primarily related to certain supplier liabilities incurred.

Operating Expenses and Operating Loss:
Total operating expenses in the third quarter of 2024 decreased to $777 million, as compared to $963 million in the same period last year.
In the third quarter of 2024, the company recognized a non-cash, stock-based compensation expense within operating expenses of $105 million as compared to $219 million in the third

Exhibit 99.1
quarter of 2023 and depreciation and amortization expense within operating expenses of $73 million as compared to $80 million in the third quarter of 2023.

Net Loss:
Rivian’s net loss for the third quarter of 2024 was $(1,100) million as compared to $(1,367) million for the same period last year.

Adjusted EBITDA (non-GAAP)*
Adjusted EBITDA* for the third quarter of 2024 was $(757) million as compared to $(902) million for the same period last year.

Capital Expenditures:
Capital expenditures for the third quarter of 2024 were $277 million, as compared to $190 million for the same period last year.

Liquidity:
Rivian ended the third quarter of 2024 with $6,739 million in cash, cash equivalents, and short-term investments. Including the capacity under its asset-based revolving-credit facility, the company ended the third quarter of 2024 with $8,105 million of total liquidity.

The third quarter of 2024’s ending cash, cash equivalents, and short-term investments balance of $6,739 million includes $1 billion of an unsecured convertible note issued to Volkswagen International America, Inc. in association with the announcement of our expected joint venture with Volkswagen Group. The convertible note will automatically convert into shares of Class A common stock on December 1, 2024 as all conversion conditions have been satisfied as of September 30, 2024.

For further information please see Rivian’s latest shareholder letter at www.rivian.com/investors
The company will host an audio webcast to discuss its results and provide a business update at 2:00pm PT / 5:00pm ET on Thursday, November 7, 2024. The link to the webcast will be made available on the company’s Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks. The letter is available on its investor relations website (https://rivian.com/investors).

Exhibit 99.1

Condensed Consolidated Balance Sheets

(in millions, except per share amounts)
(unaudited)

Assets	December 31, 2023	September 30, 2024
Current assets:
Cash and cash equivalents	$7,857	$5,396
Short-term investments	1,511	1,343
Accounts receivable, net	161	217
Inventory	2,620	2,680
Other current assets	164	201
Total current assets	12,313	9,837
Property, plant, and equipment, net	3,874	3,819
Operating lease assets, net	356	397
Other non-current assets	235	209
Total assets	$16,778	$14,262

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$981	$617
Accrued liabilities	1,145	887
Current portion of lease liabilities and other current liabilities	361	429
Total current liabilities	2,487	1,933
Long-term debt (includes $1,030 at fair value as of September 30, 2024)	4,431	5,468
Non-current lease liabilities	324	361
Other non-current liabilities	395	601
Total liabilities	7,637	8,363
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2023 and September 30, 2024	—	—
Common stock, $0.001 par value; 3,508 and 3,508 shares authorized and 968 and 1,021 shares issued and outstanding as of December 31, 2023 and September 30, 2024, respectively	1	1
Additional paid-in capital	27,695	28,455
Accumulated deficit	(18,558)	(22,561)
Accumulated other comprehensive income	3	4
Total stockholders' equity	9,141	5,899

Total liabilities and stockholders' equity	$16,778	$14,262

Exhibit 99.1

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Revenues	$1,337	$874	$3,119	$3,236
Cost of revenues	1,814	1,266	4,543	4,606
Gross profit	(477)	(392)	(1,424)	(1,370)
Operating expenses
Research and development	529	350	1,469	1,239
Selling, general, and administrative	434	427	1,265	1,419
Total operating expenses	963	777	2,734	2,658
Loss from operations	(1,440)	(1,169)	(4,158)	(4,028)
Interest income	126	95	391	302
Interest expense	(55)	(87)	(147)	(237)
Fair value gain (loss) on convertible note, net	—	60	—	(30)
Other income (expense), net	2	1	4	(8)
Loss before income taxes	(1,367)	(1,100)	(3,910)	(4,001)
Provision for income taxes	—	—	(1)	(2)
Net loss	$(1,367)	$(1,100)	$(3,911)	$(4,003)
Net loss attributable to common stockholders, basic and diluted	$(1,367)	$(1,100)	$(3,911)	$(4,003)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(1.44)	$(1.08)	$(4.15)	$(4.01)
Weighted-average common shares outstanding, basic and diluted	952	1,014	942	998

Exhibit 99.1

Consolidated Statements of Cash Flows

(in millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2024
Cash flows from operating activities:
Net loss	$(3,911)	$(4,003)
Depreciation and amortization	667	813
Stock-based compensation expense	606	538
Fair value loss on convertible note, net	—	30
Inventory LCNRV write-downs and losses on firm purchase commitments	114	14
Other non-cash activities	46	85
Changes in operating assets and liabilities:
Accounts receivable, net	(135)	(57)
Inventory	(1,471)	(208)
Other assets	(129)	(41)
Accounts payable and accrued liabilities	220	(339)
Other liabilities	234	269
Net cash used in operating activities	(3,759)	(2,899)

Cash flows from investing activities:
Purchases of short-term investments	(1,405)	(2,476)
Maturities of short-term investments	225	2,696
Capital expenditures	(728)	(814)
Net cash used in investing activities	(1,908)	(594)

Cash flows from financing activities:
Proceeds from issuance of capital stock including employee stock purchase plan	39	37
Proceeds from issuance of convertible notes	1,485	1,000
Other financing activities	(15)	(5)
Net cash provided by financing activities	1,509	1,032

Effect of exchange rate changes on cash and cash equivalents	—	—
Net change in cash	(4,158)	(2,461)
Cash, cash equivalents, and restricted cash—Beginning of period	12,099	7,857
Cash, cash equivalents, and restricted cash—End of period	$7,941	$5,396

Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures included in liabilities	$390	$369
Capital stock issued to settle bonuses	$137	$179
Right-of-use assets obtained in exchange for operating lease liabilities	$66	$122

Reconciliation of Non-GAAP
Financial Measures

(in millions)
(unaudited)

Adjusted EBITDA[1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024

Net loss	$(1,367)	$(1,100)	$(3,911)	$(4,003)
Interest income, net	(71)	(8)	(244)	(65)
Provision for income taxes	—	—	1	2
Depreciation and amortization	256	259	667	813
Stock-based compensation expense	242	111	606	538
Other (income) expense, net	(2)	(1)	(4)	8
Fair value (gain) loss on convertible note, net	—	(60)	—	30
Cost of revenue efficiency initiatives	15	37	35	193
Restructuring expenses	—	—	42	30
Asset impairments and write-offs	25	—	25	30
Joint venture formation expenses and other items	—	5	—	12
Adjusted EBITDA (non-GAAP)	$(902)	$(757)	$(2,783)	$(2,412)

[1] The prior periods have been recast to conform to current period presentation.

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles and accessories. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. The company provides a full suite of services that address the entire lifecycle of the vehicle and stay true to its mission to keep the world adventurous forever. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com

Exhibit 99.1
Forward-Looking Statements:
This press release and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, our cost reduction strategy and expectations regarding cost savings, our future financial results, vehicle profitability and future gross profits, our anticipated LCNRV charges, the planned use of our cash and cash equivalents, our future capital expenditures, the underlying trends in our business, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, our anticipated production and timing of launching the R2 platform in Normal, timing of construction at our Georgia site, scaling our service infrastructure, our expected future products and technology and product enhancements (including R2, R3, and R3X, as well as our next generation RAN charger), potential expansion of commercial van sales, future revenue opportunities, statements regarding our expected joint venture with Volkswagen Group, including the expected formation of the joint venture, the expected benefits from the partnership, the potential applications of JV-developed software, future VW investments in Rivian shares, and the investments related to the JV. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of customers; risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us, including with respect to pricing and features, and impact of competition and macroeconomic conditions on product demand; consumers’ willingness to adopt electric vehicles; we may experience significant delays in the manufacture and delivery of our vehicles; we have experienced and could continue to experience cost increases or disruptions in supply of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our inability to manage our future growth effectively; our long-term results depend on our ability to successfully introduce and market new products and services; we may not succeed in establishing, maintaining, and strengthening our brand; our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; we rely on complex machinery, and production involves a significant degree of risk and uncertainty; our vehicles rely on highly technical software and hardware that could contain errors or defects; we may not successfully develop the complex software and technology systems needed to produce our vehicles; inadequate access to

Exhibit 99.1
charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; we have limited experience servicing and repairing our vehicles; the automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes, and upgrades and adaptations to our vehicles may increase our costs and capital expenditures and also require planned, temporary manufacturing shutdowns from time to time; risks associated with advanced driver assistance systems technology; the reduction or elimination of government and economic incentives for electric vehicles; we may not obtain government grants and other incentives for which we may apply; vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; our business may be adversely affected by labor and union activities; risks associated with the ongoing military conflict between Russia and the Ukraine and in the Middle East; risks related to health epidemics, pandemics, and other outbreaks; our financial results may vary significantly from period to period; we have incurred a significant amount of debt and may incur additional indebtedness; our vehicles may not operate properly; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; breaches in data security, failure of information security systems, cyber-attacks or other security or privacy-related incidents could harmour business; risk of intellectual property infringement claims; our use of open source software in our applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP

Exhibit 99.1
financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our non-GAAP financial measures include adjusted EBITDA defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including fair value gain or loss on convertible note, net, and joint venture formation expenses.